Exhibit 4.4

WARRANT TO PURCHASE 2,636 SHARES

OF CLASS B COMMON STOCK (SUBJECT TO ADJUSTMENT)

THIS WARRANT AND ALL SHARES OF CAPITAL STOCK ISSUABLE HEREUNDER, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION.

WARRANT TO PURCHASE SHARES OF CLASS B COMMON STOCK

OF LUNA INNOVATIONS INCORPORATED

Date of Issuance: November 11, 2005

Void after November 11, 2008

WHEREAS, Virginia Tech Foundation, Inc. (“VTF”) was previously the holder of a warrant issued by Luna Technologies, Inc., a Delaware corporation (“LTI”), which entitled VTF to purchase 500,000 shares of LTFs Series A Preferred Stock at an exercise price of $0.7222 per share.

WHEREAS, prior to September 30, 2005, by mutual agreement between VTF and the Company, the Company canceled and terminated the Prior Warrant.

WHEREAS, on September 30, 2005, Luna Innovations Incorporated, a Delaware corporation (the “Company”) acquired LTI whereby LTI became a wholly-owned subsidiary of the Company.

NOW, THEREFORE, THIS WARRANT CERTIFIES THAT, VTF or its registered assigns (the “Holder”), is entitled to subscribe for and purchase such shares of fully paid and nonassessable capital stock of the Company in such number of shares and at such exercise price as is provided herein (the “Warrant”). As used herein, the term “Class B Common Stock” shall mean the Company’s presently authorized Class B Common Stock, and any stock (including Common Stock) into or for which such Class B Common Stock may hereafter be converted or exchanged. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1. Purchase Right. This Warrant represents the right of the Holder to subscribe for and purchase up to an aggregate of 2,636 shares of fully paid and nonassessable Class B Common Stock of the Company (the “Warrant Amount”) (subject to adjustment pursuant to Section 4 hereof). The Purchase Price for each share of Class B Common Stock is equal to $1.00 (subject to adjustment pursuant to Section 4 hereof).

2. Method of Exercise; Payment.

(a) Cash Exercise; Timing. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form (the “Notice of Exercise”) attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company of an amount equal to the aggregate Purchase Price for the number of Warrant Shares being purchased (the “Exercise Amount”), which amount may be paid, at the election of the Holder, (i) by wire transfer or certified check payable to the order of the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder or (iii) by a combination of (i) and (ii). The person or persons in whose name(s) any certificate(s) representing Warrant Shares that shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b) Net Issue Exercise. In lieu of the payment methods set forth in Section 2(a) above, if the Fair Market Value of one Warrant Share is greater than the Purchase Price (at the date of calculation as set forth below), the Holder may elect to exchange all or some of the Warrant for Warrant Shares equal to the value of the Warrant (as determined below) being exercised on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 2(b), the Holder shall tender to the Company at the principal office of the Company the Warrant for the amount being exchanged, along with properly endorsed Notice of Exercise, and the Company shall issue to the Holder the number of Warrant Shares computed using the following formula:

X	=	Y (A-B)
A

Where:

X =	the number of Warrant Shares to be issued to the Holder.

Y =	the number of Warrant Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled (at the date of such calculation).

A =	the Fair Market Value of one Warrant Share (at the date of such calculation).

B =	the Purchase Price (as adjusted to the date of such calculation).

All references herein to an “exercise” of the Warrant shall include an exchange pursuant to this Section 2(b). Upon receipt of a written notice of the Company’s intention to raise capital by selling shares of Common Stock in the initial public offering of the Company’s Common Stock (the “IPO”), which notice (the “IPO Notice”) shall be delivered to Holder at least thirty (30) but not more than ninety (90) days before the anticipated date of the filing with the SEC of the registration statement associated with the IPO, the Holder shall notify the Company within ten (10) days whether or not the Holder will exercise this Warrant pursuant to this Section 2(b) prior to consummation of the IPO. Notwithstanding whether an IPO Notice has been delivered to Holder or any other provision of this Warrant to the contrary, if Holder decides to exercise this Warrant while a registration statement is on file with the Securities and Exchange Commission (the “SEC”), but prior to effectiveness of such Registration Statement, in connection with the IPO, this Warrant shall be deemed exercised on the consummation of the IPO and the Fair Market Value will be the price at which one share of Common Stock was sold to the public in the IPO. If Holder elects to exercise this Warrant pursuant to this Section 2(b) while a registration statement is on file with the SEC in connection with an IPO and the IPO is not consummated, then Holder’s exercise of this Warrant shall not be effective unless Holder confirms in writing Holder’s intention to go forward with the exercise of this Warrant.

(c) “Easy Sale” Exercise. In lieu of the payment methods set forth in Section 2(a) above, when permitted by law and applicable regulations (including Nasdaq and National Association of Securities Dealers (“NASD Rules”), the Holder may pay the Exercise Amount through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an “NASD Dealer”)), whereby the Holder will irrevocably elect to exercise this Warrant and to sell at least that number of Warrant Shares so purchased to pay the Exercise Amount (and up to all of the Warrant Shares so purchased) and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such Warrant Shares to forward the Exercise Amount directly to the Company, with any sale proceeds in excess of the Exercise Amount being for the benefit of the Holder.

(d) Fair Market Value. For purposes of this Warrant, the “Fair Market Value” of a Warrant Share shall mean:

(i) if the conversion right is being exercised in connection with the IPO, the IPO price per share (before deducting commissions, discounts or expenses) at which the Common Stock is sold to the public in the IPO, multiplied by the number of shares of Common Stock into which a share of Class B Common Stock is convertible at the time of the exercise of the conversion right (the “Conversion Rate”);

(ii) if the conversion right is being exercised in connection with a bona fide acquisition of the Company (an “Acquisition”) (i.e., not a mere recapitalization, reincorporation for the sole purpose of changing corporate domicile, or similar transaction pursuant to which control of the Company is not transferred), regardless of the form of the transaction (e.g., merger, consolidation, sale or lease of assets or sale of stock), the price per share to be paid to the holders of the Company’s Class B Common Stock by the acquiring entity, or, if no such price per share has been established, the price per share to be paid to the holders of the Company’s Common Stock multiplied by the Conversion Rate;

(iii) if the Company’s Common Stock is traded on a securities exchange or national over the counter trading system, the fair value shall be deemed to be the product of the average of the security’s prices at 4:30 Eastern Time on such exchange or trading system over the 30-day period ending three (3) days prior to the closing of the Acquisition, multiplied by the Conversion Rate; and

(iv) in all other cases, the value shall be the fair market value thereof, as determined in good faith by the Board.

(e) Exercisability. This Warrant is fully exercisable by the Holder as of the date hereof, and shall remain exercisable prior to its expiration pursuant to Section 12 below.

(f) Stock Certificates; Fractional Shares. As soon as practicable on or after the date of exercise of this Warrant under Section 2(a), 2(b) or 2(c) above, as applicable, such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole Warrant Share as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

(g) Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Warrant Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the Warrant Shares shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3. Stock Fully Paid; Reservation of Shares. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Purchase Price therefor, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges except for restrictions on transfer provided for herein or under applicable federal and state securities laws. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of shares of its Class B Common Stock to provide for the exercise of the rights represented by this Warrant and sufficient shares of Common Stock to provide for the conversion of such Class B Common Stock. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of this Warrant.

4. Adjustment of Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Purchase Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Merger, Sale of Assets, etc. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger, or similar transaction, in which the Company is the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, and as a result of which the ownership of the Company shall change 50% or more, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer (collectively, a “Change of Control”), this Warrant shall cease to represent the right to receive Warrant Shares and shall automatically represent the right to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property offered to the Company’s holders of Class B Common Stock in connection with such Change of Control that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such Change of Control if this Warrant had been exercised immediately before such Change of Control, subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(a) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the holder hereof for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

(b) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall change the Warrant Shares (other than a change in par value, or solely as a result of a stock dividend, subdivision or combination) whether by reclassification, a merger or consolidation not subject to Section 4(a), or otherwise (a “Reclassification”), or shall change, by a Reclassification, any of the securities as to which purchase rights under this Warrant exist, into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. The provisions of this Section 4(b) shall also apply to successive Reclassifications.

(c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the shares of Class B Common Stock, as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of shares of Class B Common Stock issuable upon exercise of this Warrant shall be proportionately increased and the Purchase Price for such securities shall be proportionately decreased in the case of a split or subdivision and he number of shares of Class B Common Stock issuable upon exercise of this Warrant shall be proportionately decreased and the Purchase Price shall be proportionately increased in the case of a combination.

(d) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefore, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

5. Notice of Adjustments.

(a) Upon any adjustment of the Purchase Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Warrant in accordance with Section 4 hereof, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state (i) the event requiring the adjustment, (ii) the Purchase Price as adjusted and, if applicable, (iii) the increased or decreased number of shares of Class B Common Stock purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

(b) Any such notices by the Company required or permitted hereunder may be given by hand delivery or first class mail, postage prepaid, addressed to the Holder at the address shown on the books of the Company for the Holder and shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

6. Lockup. If and to the extent required by any managing underwriter in the IPO, the Holder of this Warrant agrees not to effect any sale, transfer, disposition or distribution of any Shares (except as part of such offering) during (i) the 180-day period commencing with the effective date of the registration statement for such IPO filed under the Securities Act of 1933, as amended (the “Securities Act”) (or such other period as may be requested in writing by the managing underwriter and agreed to in writing by the Company), and (ii) as to any Holder which beneficially owns 5% or more of the Company’s outstanding capital stock, the 90-day period commencing with the effective date of a registration statement of the Company filed under the Securities Act for any public offering following the Company’s IPO, provided that all officers, directors and holders of 1% or more of the Company’s outstanding capital stock enter into similar agreements providing for similar restrictions on sales.

7. Conditions of Exercise of Warrant or Transfer of Shares. Except in accordance with the conditions contained herein, this Warrant, the Warrant Shares and all rights hereunder are not transferable or assignable by the Holder.

(a) It shall be a condition to any exercise or transfer of this Warrant that the Company shall have received, at the time of such exercise or transfer, a representation in writing from the recipient or transferee in the form attached hereto as Exhibit A-l or Exhibit B-l, respectively, that the shares of Class B Common Stock being issued upon exercise, or the Warrant (or portion hereof) being transferred, as the case may be, are being acquired for investment and not with a view to any sale or distribution thereof.

(b) It shall be a further condition to any transfer of this Warrant or of any or all of the shares of Class B Common Stock, other than a transfer registered under the Act, that the Holder shall have given written notice to the Company which shall describe the manner and circumstances of the proposed transfer and be accompanied by, at the Holder’s option, a written opinion of Holder’s legal counsel or a “no-action” letter reasonably satisfactory to the Company stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act and applicable state securities laws. In order to effect any transfer or assignment of this Warrant, the transferor shall deliver a completed and duly executed Notice of Transfer in the form attached hereto as Exhibit B.

(c) Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant, or transfer of such Warrant Shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall be stamped or imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

The Company may instruct its transfer agent not to register the transfer of this Warrant, or any of the Warrant Shares, unless the conditions specified in Section 8 hereof are satisfied.

8. Removal of Legend. Upon request of a holder of a certificate with the legend referred to in Section 7 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either an opinion of counsel or a “no-action” letter referred to in Section 7(b) hereof to the effect that any transfer by such holder of the shares evidenced by such certificate will not violate the Securities Act and applicable state securities laws; provided, however, that the Company shall not be obligated to remove any such legends prior to the closing date of the Company’s IPO.

9. Fractional Shares. This Warrant may not be exercised for fractional shares, and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a Ml share of Class B Common Stock.

10. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a) This Warrant is being acquired for the Holder’s own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b) The Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration. The Holder further understands that the Warrant and the Warrant Shares have not been qualified under any state’s blue sky laws by reason of their issuance in a transaction exempt from the qualification requirements of applicable blue sky laws, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent expressed above.

(c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d) The Holder is able to bear the economic risk of the purchase of the Warrant and the Warrant Shares pursuant to the terms of this Warrant.

(e) The Holder is an “accredited investor” within the meaning of Rule 501 or Regulation D promulgated under the Securities Act.

11. No Rights or Liabilities as Stockholders. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Warrant Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

12. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable at 5:00 p.m., Virginia local time, on November 11, 2008 (the “Expiration Date”). If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m., Virginia local time, the next business day.

13. No Impairment. The Company will not, by amendment of its Certificate or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.

14. Notices of Record Date. In case the Company shall take a record of the holders of its Class B Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or of any voluntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Class B Common Stock (or such stock or securities as at the time are receivable upon the exercise of this Warrant), shall be entitled to exchange their shares of Class B Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least fifteen (15) days prior to the date therein specified.

15. Miscellaneous.

(a) This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

(b) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(c) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder or holders hereof and of the Shares issued or issuable upon the exercise hereof.

(d) This Warrant and the other documents delivered pursuant hereto or referenced herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(e) Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date, tenor and amount.

(f) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the holders representing at least a majority of the number of unissued Warrant Shares issuable hereunder.

(g) If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(h) The Holder hereby releases LTI and the Company from any and all claims related to the Prior Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Warrant as of the date first above written.

LUNA INNOVATIONS INCORPORATED		VIRGINIA TECH FOUNDATION, INC.

By:	/s/ SCOTT A. GRAEFF		/s/ RAYMOND D. SMOOT, JR.
Name:	Scott A. Graeff	Name:	Raymond D. Smoot, Jr.
Title:	Chief Financial Officer	Title:	COO and Secretary-Treasurer

Address:	Address:
Luna Innovations Incorporated 2851 Commerce Street, S.E. Blacksburg, VA 24060 Attention: Dr. Kent Murphy	Virginia Tech Foundation, Inc. Attn: Raymond D. Smoot, Jr. Virginia Tech 312 Burruss Hall Blacksburg, VA 24061

[SIGNATURE PAGE TO THE WARRANT)

EXHIBIT A

NOTICE OF EXERCISE

TO:	Luna Innovations Incorporated
2851 Commerce Street Southeast
Blacksburg,VA 24011
Attention: President

1. The undersigned hereby elects to purchase                      shares of Class B Common Stock of Luna Innovations Incorporated pursuant to the terms of the attached Warrant.

2. Method of Exercise (Please initial the applicable blank):

☐	The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

☐	The undersigned elects to exercise the attached Warrant by means of cancellation of indebtedness or other obligations of the Company and tenders herewith appropriate documentation, acceptable in form and substance to the Company, of such cancellation.

☐	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 2(b) of the Warrant.

3. Please issue a certificate or certificates representing said                      shares of Class B Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	__________________________

SELLER	:	LUNA INNOVATIONS INCORPORATED

COMPANY	:	LUNA INNOVATIONS INCORPORATED

SECURITY	:	CLASS B COMMON STOCK ISSUED UPON EXERCISE OF THE CLASS B COMMON STOCK PURCHASE WARRANT

AMOUNT	:	_____________ SHARES

DATE	:	__________________________

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

(a) I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the U.S. Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

A-1-1

The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e) I agree, in connection with the Company’s initial underwritten public offering of the Company’s securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of common stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for one hundred eighty (180) days from the effective date of such registration (or such other period as may be requested in writing by the managing underwriter and agreed to in writing by the Company), and, provided that if I beneficially own 5% or more of the Company’s outstanding capital stock, for ninety (90) days following the effective date of a follow on registration statement of the Company filed under the Securities Act and (2) I further agree to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided, however, that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

(f) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(Signature)

By:

Title:

Date:

EXHIBIT B

NOTICE OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                               the right represented by the attached Warrant to purchase                                  shares of Class B Common Stock of Luna Innovations Incorporated, to which the attached Warrant relates, and appoints                                                                   as Attorney to transfer such right on the books of Luna Innovations Incorporated, with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Warrant)

(Address)

Signed in the presence of:

EXHIBIT B-l

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:

TRANSFEROR	:

COMPANY	:	LUNA INNOVATIONS INCORPORATED

SECURITY	:	CLASS B COMMON PURCHASE WARRANT

AMOUNT	:	_____________ SHARES

DATE	:	_________________________________

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company the following:

(a) I am aware of the Company’s business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

(b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

(c) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

(d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

The Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(e) I agree, in connection with the Company’s initial underwritten public offering of the Company’s securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of common stock of the Company held by me (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for one hundred eighty (180) days from the effective date of such registration (or such other period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) and provided that if I beneficially own 5% or more of the Company’s outstanding capital stock, for ninety (90) days following the effective date of a follow on registration statement of the Company filed under the Securities Act, and (2) I further agree to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided, however, that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

(f) I further understand that in the event all of the applicable requirements of Rule 144 is not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(Signature)

By:

Title:

Date: